EXHIBIT 99.4

ESCROW AGREEMENT

        This ESCROW AGREEMENT (the “Agreement”) is made and entered into as of the 28th day of April, 2006, by and among VillageEDOCS, Inc., a California corporation (the “Buyer”), GoSolutions, Inc., a Florida corporation (“GoSolutions”), and GoSolutions Equity, LLC, a Florida limited liability company (the “Shareholder Representative”) and Shutts & Bowen, LLP, as escrow agent (“Escrow Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below).

        WHEREAS, pursuant to that certain Agreement and Plan of Reorganization, dated as of February 16, 2006, by and among Buyer, Vedo Merger Sub, Inc. (“Merger Sub”) and GoSolutions (the “Merger Agreement”), Buyer and GoSolutions have agreed to merge GoSolutions with and into Merger Sub;

        WHEREAS, pursuant to Section 1.3.4 of the Merger Agreement, GoSolutions has agreed that Buyer shall deposit with Escrow Agent a portion of the merger consideration consisting of 4,417,925 shares of Buyer’s Common Stock (the “Escrow Shares”), which shares shall be withheld from the GoSolutions shareholders (the “Shareholders”) at Closing on a pro rata basis and which shares shall held by Escrow Agent to secure the rights of Buyer after the Closing Date for all claims asserted with respect to any indemnification matter under Article XI of the Merger Agreement;

        WHEREAS, pursuant to Section 1.3.4 of the Merger Agreement, the Shareholder Representative has full power and authority to act on behalf of the Shareholders for purposes of responding to and coordinating the defense against any Liability Claims (as defined below) which Liability Claims could reasonably be expected to result in a claim by VEDO against the Escrow Shares; and

        WHEREAS, the Escrow Agent is willing to enter into this Agreement and perform as required herein in consideration of the premises and the mutual obligations and promises contained in this Agreement on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

        1.    Appointment of Escrow Agent.   Buyer and the Shareholder Representative hereby appoint and designate Escrow Agent as their agent to hold in escrow the Escrow Shares, and to administer the disposition of the Escrow Shares, in accordance with the terms of this Agreement, and Escrow Agent hereby accepts such appointment.

        2.    Establishment of Escrow.   Contemporaneously with the execution and delivery of this Agreement, Buyer will deposit (and the Shareholders have approved the deposit of) the Escrow Shares registered in the name of the Shareholders on a pro rata basis. Upon its receipt of the Escrow Shares, Escrow Agent shall provide to Buyer and the Shareholder Representative a written receipt therefor. Unless and until the Escrow Shares are delivered to Buyer as its absolute property pursuant to this Agreement, the Shareholders shall be entitled to vote the Escrow Shares and to all dividends thereon. The Escrow Agent shall execute and deliver to each Shareholder all Proxy Statements, form of proxies or other instruments which it receives in order to give effect to the foregoing voting rights. Escrow Agent agrees to administer the disposition of the Escrow Shares strictly in accordance with the terms and conditions of this Agreement.

        3.    Escrow Ledger.   Escrow Agent shall maintain, and make available to Buyer or any of the Shareholders upon request during regular business hours, a ledger setting forth (a) all distributions of Escrow Shares pursuant to Section 4 hereof, and (b) with respect to distributions made to Buyer pursuant to this Agreement, a record of the claim and the amount of such claim underlying such distribution.

        4.    Claims Against and Disposition of Escrow Shares.   Escrow Agent shall not distribute all or any portion of the Escrow Shares to any party, except in accordance with this Section 4 (or except as otherwise expressly provided in this Agreement).

                (a)    As soon as is reasonably practicable after the Buyer becomes aware of any claim (but, in any event, within ten (10) days thereof) that it has under Section 11.2 of the Merger Agreement that is reasonably expected to result in a Loss for which GoSolutions is or may be liable to Buyer under the Merger Agreement, Buyer may deliver a notice of claim to the Shareholder Reprsentative and Escrow Agent (each, an “Escrow Claim”). Each Escrow Claim shall: (i) contain a description of the circumstances supporting Buyer’s claim in reasonable detail, (ii) contain a good faith, non-binding, preliminary estimate of the amount of the Loss Buyer claims to have incurred or suffered (the “Claimed Amount”) and (iii) contain copies of all relevant or supporting information or documentation. No delay in or failure to give an Escrow Claim by the Buyer pursuant to this Section 4(a) shall adversely affect any of the other rights or remedies which the Buyer has under the Merger Agreement, or alter or relieve GoSolutions of its obligation to indemnify the Buyer, except and only to the extent such delay or failure has prejudiced GoSolutions or is received by the Shareholders after the Expiration Date.

                (b)    Within thirty (30) days after receipt by Escrow Agent of a proper Escrow Claim (the “Dispute Period”), the Shareholder Representative may deliver to Escrow Agent and Buyer a written response (the “Response Notice”) in which the Shareholder Representative: (i) agrees that an amount equal to the full Claimed Amount may be released from the Escrow Shares to Buyer; (ii) agrees that an amount equal to part (the “Agreed Amount”), but not all, of the Claimed Amount may be released from the Escrow Shares to Buyer; or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Shares to Buyer. Any part of the Claimed Amount that is not agreed to be released to Buyer pursuant to the Response Notice shall be the “Contested Amount.” If a Response Notice is not received by Escrow Agent prior to the expiration of the Dispute Period, then the Shareholder Representative shall be conclusively deemed to have agreed that an amount equal to the Claimed Amount may be released to Buyer from the Escrow Shares. The Shareholder Representative agrees that any Response Notice received by the Escrow Agent after the expiration of the Dispute Period for an Escrow Claim shall be of no effect and shall be disregarded by the Escrow Agent unless otherwise directed in writing by Buyer. The actions taken by the Shareholder Representative pursuant to this Section 4 shall be binding on all of the Shareholders.

                (c)    If either (i) the Shareholder Representative delivers a Response Notice agreeing that an amount equal to the full Claimed Amount may be released from the Escrow Shares to Buyer; or (ii) the Shareholder Representative does not deliver a Response Notice on a timely basis in accordance with Section 4(b) above, Escrow Agent shall, within ten (10) days following the receipt of such Response Notice (or, if Escrow Agent has not received a Response Notice, within ten (10) days following the expiration of the Dispute Period referred to in Section 4(a) above), deliver to Buyer an amount equal to the full Claimed Amount, in each case from (but only to the extent of) the Escrow Shares and provide written notice thereof to the Shareholders.

                (d)    If the Shareholder Representative delivers a Response Notice agreeing that an amount equal to less than the full Claimed Amount may be released from the Escrow Shares to Buyer, Escrow Agent shall, within ten (10) days following the receipt of such Response Notice, deliver to Buyer an amount equal to the Agreed Amount from (but only to the extent of) the Escrow Shares and provide written notice thereof to the Shareholders. Such payment shall not be deemed to be made in full satisfaction of the Escrow Claim, but shall count toward the satisfaction of the Escrow Claim.

                (e)    If the Shareholder Representative delivers a Response Notice indicating that there is a Contested Amount, the Shareholder Representative and Buyer shall attempt in good faith to resolve the dispute related to the Contested Amount. If Buyer and the Shareholder Representative resolve such dispute, such resolution shall be binding on the Shareholders, Escrow Agent and Buyer and a settlement agreement shall be signed by Buyer and the Shareholder Representative and sent to Escrow Agent, which shall, upon receipt thereof, if applicable, release an amount from (but only to the extent of) the Escrow Shares in accordance with such agreement and provide written notice thereof to the Shareholders. Unless and until Escrow Agent shall receive written notice that any such dispute has been resolved by Buyer and the Shareholder Representative, Escrow Agent may assume without inquiry that such dispute has not been resolved, and shall retain the Escrow Shares as herein provided.

                (f)    If the Shareholder Representative and Buyer are unable to resolve the dispute relating to any Contested Amount within thirty (30) days following the expiration of the Dispute Period, then either Buyer or the Shareholder Representative may submit the Escrow Claim to the state or federal courts sitting in Pinellas County, Florida. Buyer and the Shareholder Representative hereby agree and consent to the exclusive jurisdiction of the aforesaid courts and waive any objection to venue therein.

                (g)    Escrow Agent shall release Escrow Shares in connection with any Contested Amount within five (5) days after the delivery to it of: (i) a copy of a settlement agreement or other writing executed by Buyer and the Shareholder Representative setting forth instructions to Escrow Agent as to the amount, if any, to be released from (but only to the extent of) the Escrow Shares to Buyer or the Shareholders, with respect to such Contested Amount; or (ii) a copy of the award of a court contemplated by Section 4(f) above setting forth instructions to Escrow Agent as to the amount, if any, to be released from (but only to the extent of) the Escrow Shares to Buyer or the Shareholders, with respect to such Contested Amount.

        Until a Contested Amount has been resolved as provided in this Section 4(g), Escrow Agent shall not be required to determine the same and shall not be required or permitted to make any delivery of the Escrow Shares.

                (h)    Notwithstanding anything contained herein to the contrary, if the amount of the claim exceeds the value of the Escrow Shares, the Escrow Agent shall have no liability or responsibility for any deficiency.

                (i)    Distributions of Escrow Shares under this Agreement shall be sent via overnight delivery (adequately insured whenever possible) to the address identified in writing by the receiving party. Distributions of Escrow Shares to Buyer, if any, shall reduce the number of Escrow Shares to be distributed to the Shareholders, if any, on a pro rata basis. Buyer and the Shareholder Representative agree that each share of Buyer Common Stock shall be valued at $0.15 per share for purposes of making any distribution of Escrow Shares in satisfaction of an Escrow Claim hereunder, notwithstanding its fair market value at any time, subject to adjustment in the event of a stock dividend or stock split after written notice by Buyer to Escrow Agent of such stock dividend or stock split and the new value for each share of Buyer Common Stock as a result thereof.

                (j)    The Escrow Agent shall not be required to deliver fractions of Escrow Shares to the Buyer hereunder. If any fraction of a share of Buyer Common Stock would be deliverable to the Buyer under this Section 4, the Escrow Agent shall round up or down to the nearest whole number of shares of Buyer Common Stock, eliminating the need to deliver such fraction of a share.

        5.    Distribution of Escrow Shares to the Shareholders; Termination.

                (a)    Within ten (10) days after December 31, 2006, Escrow Agent shall distribute or cause to be distributed from the Escrow Shares to the Shareholders (on a pro rata basis) the outstanding balance of the Escrow Shares less the number of Escrow Shares valued at an amount equal to (i) any unpaid Agreed Amounts plus (ii) an amount equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all Escrow Claims for which Buyer has given timely notice on or prior to January 10, 2007 with respect to an Escrow Claim arising on or prior to December 31, 2006 and which have not then been resolved in accordance with Section 4. At such time as such Escrow Claims are resolved and Escrow Agent has received a written notice executed by Buyer and the Shareholder Representative to the effect that any amounts to be distributed to Buyer in connection therewith have been so distributed, Escrow Agent shall distribute the remaining balance of the Escrow Shares, if any, to the Shareholders (on a pro rata basis).

                (b)    This Agreement shall terminate ten (10) days after December 31, 2006 (the “Termination Date”) or, if earlier, upon the release by Escrow Agent of all of the Escrow Shares in accordance with this Agreement; provided, however, that if Escrow Agent has received notice from Buyer of one or more Escrow Claims that have not been resolved by the Termination Date, then this Agreement shall continue in full force and effect after the Termination Date until all such Escrow Claims have been resolved and the Escrow Shares released in accordance with this Agreement. Within ten (10) days after the Termination Date, Escrow Agent shall distribute or cause to be distributed to the Shareholders the amount, if any, of the balance of the Escrow Shares (on a pro rata basis); provided, however, that if prior to the Termination Date, Buyer has given notice of one or more Escrow Claims which have not been resolved prior to the Termination Date in accordance with Section 4, Escrow Agent shall retain after the Termination Date Escrow Shares with a value equal to (i) any unpaid Agreed Amounts plus (ii) 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all such Escrow Claims which have not then been resolved. At such time as all remaining Escrow Claims hereunder have been resolved and Escrow Agent has received a written notice executed by Buyer and the Shareholder Representative to the effect that any amounts to be distributed to Buyer in connection therewith have been so distributed, Escrow Agent shall distribute the remaining Escrow Shares, if any, to the Shareholders (on a pro rata basis).

        Anything contained herein to the contrary notwithstanding, the provisions of Section 8 and Section 10 hereof shall remain in full force and effect notwithstanding the termination of this Agreement.

        6.    Scope of Undertaking.   Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement and the Escrow Shares, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and make delivery of the Escrow Shares as herein expressly provided herein or by reason of a judgment or order of a court of competent jurisdiction. The Buyer and the Shareholder Representative hereby release and hold Escrow Agent harmless for any reduction in value of the Escrow Shares while said Escrow Shares are in the possession of Escrow Agent unless any reduction in value of the Escrow Shares is caused by the willful misconduct or gross negligence of Escrow Agent in the performance of its duties under this Agreement or Escrow Agent breaches this Agreement by failing to deliver the Escrow Shares pursuant to Section 4 or Section 5 in a timely manner.

        7.    Knowledge and Sufficiency of Documents.   Escrow Agent shall not be bound by or have any responsibility with respect to compliance with any agreement between Buyer and the Shareholder Representative (including without limitation the Merger Agreement), irrespective of whether Escrow Agent has knowledge of the existence of any such agreement or terms and provisions thereof. Escrow Agent’s only duty, liability, and responsibility shall be to receive, hold and deliver the Escrow Shares as herein provided. Escrow Agent shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of the Escrow Shares or the validity, sufficiency, genuineness or accuracy of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby, or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate statement or notice is delivered to Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement. Escrow Agent shall be entitled to rely conclusively on any such writing believed by it in good faith to be genuine and presented by the proper person (including without limitation any wire transfer instructions).

        8.    Right of Interpleader.   Should any controversy arise between Buyer and the Shareholder Representative, or any other person, firm or entity, with respect to this Agreement, the Escrow Shares, or any part thereof, or the right of any party or other person to receive the Escrow Shares, or any part thereof, or should such parties fail to designate another Escrow Agent as provided in Sections 15 and 16 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right (but not the obligation) to: (a) withhold delivery of the Escrow Shares until the controversy is resolved as provided in Section 4 hereof, the conflicting demands are withdrawn or its doubt is resolved as provided in Section 4 hereof; or (b) institute a bill of interpleader in any court of competent jurisdiction in Tampa, Florida to determine the rights of the parties hereto (the right of Escrow Agent to institute such bill of interpleader, however, shall not be deemed to modify the manner in which Escrow Agent is entitled to make disbursements of the Escrow Shares as hereinabove set forth, other than to tender the Escrow Shares into the registry of such court). Should a bill of interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Shares, then as between themselves and Escrow Agent, Buyer and the Shareholder Representative, jointly and severally, hereby bind and obligate themselves, their successors, heirs, executors and assigns to pay Escrow Agent its reasonable attorneys’ fees and any and all other disbursements, expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such threatened or actual litigation. Notwithstanding the foregoing, as between themselves, Buyer (on the one hand) and the Shareholder Representative (on the other hand) agree that each shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this paragraph.

        9.    Scope of Duties and Errors in Judgment.   It is expressly understood and agreed that Escrow Agent shall be under no duty or obligation to give any notice, except as otherwise set forth in this Agreement, or to do or to omit the doing of any action or anything with respect to the Escrow Shares, except to hold the same and to make disbursements in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, it is acknowledged and agreed that (a) no implied duties shall be read into this Agreement on the part of Escrow Agent, and (b) Escrow Agent shall not be obligated to take any legal or remedial action which might in its judgment involve it in any expense or liability for which it has not been furnished acceptable indemnification. Escrow Agent, its partners and employees shall not be liable for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

        10.    Indemnity.   As between themselves and Escrow Agent, Buyer and the Shareholder Representative, jointly and severally, agree to indemnify Escrow Agent against and hold the Escrow Agent harmless from any and all losses, costs, damages, expenses, claims, and attorney’s fees and expenses suffered or incurred by Escrow Agent as a result of, in connection with or arising from or out of the acts or omissions of Escrow Agent in performance of or pursuant to this Agreement, except such acts or omissions as may result from Escrow Agent’s willful misconduct or gross negligence. In no event shall Escrow Agent be liable for indirect, punitive, special or consequential damages.

        Buyer and the Shareholder Representative undertake to instruct Escrow Agent in writing with respect to Escrow Agent’s responsibility for withholding and other taxes, assessments, or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Buyer and the Shareholder Representative , jointly and severally, agree to indemnify and hold Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

        Notwithstanding the foregoing, as between themselves, Buyer (on the one hand) and the Shareholder Representative (on the other hand) agree that each shall each pay one-half of all amounts payable to Escrow Agent pursuant to this Section.

        11.    Notices.   Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or sent by facsimile transmission, or three (3) days after deposited in the United States mail for delivery by registered or certified mail, return receipt requested, postage prepaid and received by the party to whom is was sent (provided, however, that in no instance shall any notice to the Escrow Agent be deemed to have been received by it unless and until actually received by it), addressed as follows:

If to the Shareholder Representative:	GoSolutions Equity, LLC 101 E. Kennedy Boulevard, Suite 2800 Tampa, Florida 33602 Attention: W. Thompson Thorn, III, Esq. Facsimile: (813) 229-1660

in each case, with a copy to: (which copy shall not constitute notice to the Shareholders)	Shutts & Bowen, LLP World Trade Center 1101 Channelside Drive Tampa, Florida 33602 Attention: W. Thompson Thorn, III, Esq. Facsimile No.: (813) 229-8901

If to the Buyer:	VillageEDOCS, Inc. 14471 Chambers Road Suite 105 Tustin, CA 92687 Attention K. Mason Conner, Chief Executive Officer Facsimile No.: (714) 734-1040

with a copy to: (which copy shall not constitute notice to the Buyer)	Johnson, Pope, Bokor, Ruppel & Burns, LLP 911 Chestnut Street Clearwater, FL 33756 Attention: A. R. Neal Facsimile No.: (727) 441-8617

If to Escrow Agent:	Shutts & Bowen, LLP World Trade Center 1101 Channelside Drive Tampa, Florida 33602 Attention: W. Thompson Thorn, III, Esq. Facsimile No.: (813) 229-8901

        12.    Consultation with Legal Counsel.   Escrow Agent may consult with its in-house counsel or other counsel satisfactory to it in respect to question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered, or omitted by Escrow Agent in good faith upon the advice of such counsel. Escrow Agent may act through its duly authorized partners, employees, agents and attorneys.

        13.    Choice of Laws; Venue.   This Agreement and the disposition of the Escrow Shares hereunder shall be construed and regulated under and their validity and effect shall be determined by the laws of the State of Florida. Buyer and the Shareholder Representative submit to the jurisdiction of the state or Federal courts sitting in Pinellas County, Florida, except if the Escrow Agent exercises its right of interpleader as set forth in Section 8, in which event the parties submit to the state federal courts sitting in Hillsborough County, Florida, but only with respect to the matters covered by Section 8. The parties hereby agree and consent to the exclusive jurisdiction of the aforesaid courts and waive any objection to venue therein.

        14.    Reimbursement of Expenses.   Escrow Agent shall be entitled to reimbursement from Buyer and the Shareholder Representative, jointly and severally, of all its reasonable costs and expenses, including reasonable fees and expenses of legal counsel incurred by it in connection with the preparation, operating, administration and enforcement of this Agreement. Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by Escrow Agent in connection with resolution of any claim by any party hereunder. Notwithstanding the foregoing, as between themselves, Buyer (on the one hand) and the Shareholder Representative (on the other hand) agree that each shall pay one-half of all amounts payable to Escrow Agent pursuant to this paragraph.

        15.    Resignation.   Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days’ prior written notice of such resignation to Buyer and the Shareholder Representative, specifying the date when such resignation will take effect. Thereafter, Escrow Agent shall have no further obligation hereunder except to hold the Escrow Shares as depository. In the event of such resignation, Buyer and the Shareholder Representative agree that they will jointly appoint a banking corporation or trust company as successor escrow agent within ten (10) days of notice of such resignation. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from Buyer and the Shareholder Representative designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Shares to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Shares, the successor escrow agent shall be bound by all of the provisions hereof.

        16.    Removal.   Buyer and the Shareholder Representative acting together shall have the right to terminate the appointment of Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, Escrow Agent shall have no further obligation hereunder except to hold the Escrow Shares as depository. Buyer and the Shareholder Representative agree that they will jointly appoint a banking corporation or trust company as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from Buyer and the Shareholder Representative designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Shares to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Shares, the successor escrow agent shall be bound by all of the provisions hereof.

        17.    Accounting.   In the event of the resignation or removal of Escrow Agent or upon the release or distribution of the Escrow Shares or the termination of this Escrow Agreement, Escrow Agent shall render to Buyer and the Shareholder Representative, and to the successor escrow agent, if any, an accounting in writing of the property constituting the Escrow Shares and all distributions therefrom.

        18.    Right of Offset.   Buyer and the Shareholder Representative agree that the court in which any bill of interpleader is instituted by Escrow Agent, or in which Escrow Agent appears on account of this Agreement, is authorized to use the Escrow Shares to pay the reasonable attorneys’ fees and any and all other disbursements, expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such proceeding or threatened or actual litigation if Buyer and the Shareholder Representative have not tendered payment of the same to Escrow Agent promptly after request by Escrow Agent.

        19.    Captions.   Section heading and captions have been inserted for convenience only and do not in anyway limit the provisions set out in the various sections hereof.

        20.    Severability.   If one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        21.    Entire Agreement.   This Agreement evidences the entire agreement among Buyer, the Shareholder Representative and Escrow Agent in connection with the Escrow Shares and no other agreement entered into between the parties or any of them shall be considered or adopted or binding, in whole or in part, by or upon Escrow Agent, notwithstanding that any other such agreement may be deposited herewith or Escrow Agent may have knowledge thereof. This Agreement may be amended only in writing signed by all of the parties hereto.

        22.    Execution in Counterparts.   For the convenience of the parties and to facilitate execution, this Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document and such counterparts may be delivered by facsimile.

        23.    Force Majeure.   Neither Buyer nor the Shareholder Representative nor Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond their control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

        24.    Binding Effect.   This Agreement shall be binding upon the respective parties hereto and their heirs, executors, permitted successors and assigns.

        25.    Modifications.   This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

        26.    Assignment.   No assignment of any rights or delegation of any obligations provided for herein may be made by any party hereto without the express written consent of the other parties hereto, except for provisions hereof respecting successor escrow agents. This Escrow Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives and permitted assigns of the parties hereto.

        27.    Reproduction of Documents.   This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

"BUYER"

VILLAGEEDOCS, INC.		GOSOLUTIONS, INC.

By:	/s/ K. Mason Conner	By:	/s/ Thor R. Bendickson
	K. Mason Conner		Thor R. Bendickson
Its:	Chief Executive Officer	Its:	Chief Executive Officer

“ESCROW AGENT” SHUTTS & BOWEN, LLP

By:

Its:

“SHAREHOLDER REPRESENTATIVE” GOSOLUTIONS EQUITY, LLC

By:	/s/ W. Thompson Thorn, III, Esq.
W. Thompson Thorn, III, Esq.
Its:	Managing Member